As filed with the Securities and Exchange Commission on February 24, 1997

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               POST-EFFECTIVE
                              AMENDMENT NO. 1
                                TO FORM S-3
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933

                        Thomas & Betts Corporation
          (Exact name of registrant as specified in its charter)


            Tennessee                                  22-1326940
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)                 JERRY KRONENBERG, Esq.
       1555 Lynnfield Road                 Vice President - General Counsel
     Memphis, Tennessee 38119                     1555 Lynnfield Road
          (901) 682-7766                        Memphis, Tennessee 38119
 (Address, including zip code,                        (901) 682-7766
  and telephone number, including       (Name, address, including zip code,
  area code, of registrant's             and telephone number, including
  principal executive offices)           area code, of agent for service)

                                 Copies to:
                         ANNE HAMBLIN SCHIAVE, Esq.
                           McBride Baker & Coles
                    500 West Madison Street, 40th Floor
                          Chicago, Illinois  60661


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. _ ___________

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. _

     This Registration Statement shall become effective in accordance with
Section 8(a) of the Securities Act of 1933 or the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-20481 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on June 19, 1997.


                                     THOMAS & BETTS CORPORATION



                                     By:/S/ CLYDE R. MOORE*
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-20481 has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                             Title                     Date

/S/ CLYDE R. MOORE*        President, Chief Executive Officer   June 19, 1997
(Clyde R. Moore)           and Director
                           (Principal Executive Officer)

/S/ FRED R. JONES          Vice President-Finance and Treasurer June 19, 1997
(Fred R. Jones)            (Principal Financial Officer and
                           Principal Accounting Officer)

/S/ JERRY KRONENBERG       Vice President - General Counsel     June 19, 1997
(Jerry Kronenberg)

/S/ T. KEVIN DUNNIGAN*     Chairman of the Board                June 19, 1997
(T. Kevin Dunnigan)

/S/ RAYMOND B. CAREY, JR.* Director                             June 19, 1997
(Raymond B. Carey, Jr.)

/S/ERNEST H. DREW          Director                             June 19, 1997
(Ernest H. Drew)

/S/ JEANANNE K. HAUSWALD*  Director                             June 19, 1997
(Jeananne K. Hauswald)

/S/ THOMAS W. JONES*       Director                             June 19, 1997
(Thomas W. Jones)

/S/ ROBERT A. KENKEL*      Director                             June 19, 1997
(Robert A. Kenkel)

/S/ KENNETH R. MASTERSON*  Director                             June 19, 1997
(Kenneth R. Masterson)

/S/ J. DAVID PARKINSON*    Director                             June 19, 1997
(J. David Parkinson)

/S/ JEAN-PAUL RICHARD*     Director                             June 19, 1997
(Jean-Paul Richard)

/S/ IAN M. ROSS*           Director                             June 19, 1997
(Ian M. Ross)

/S/ WILLIAM H. WALTRIP*    Director                             June 19, 1997
(William H. Waltrip)



*By: /S/ JERRY KRONENBERG  As attorney-in-fact for the above-named officers
Jerry Kronenberg           and directors pursuant to powers of attorney duly
                           executed by such persons.




                          THOMAS & BETTS CORPORATION
                                 COMMON STOCK
                                266,374 Shares
                           _______________________


     Thomas & Betts Corporation hereby removes 266,374 shares of its Common Stock from registration under this Registration Statement on Form S-3 (File No. 333-20481).